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                                                                    EXHIBIT 10.3

                      REVERSE TRANSITION SERVICES AGREEMENT

      This Reverse Transition Services Agreement (this "Agreement") is made and entered into as of the __________ day of ___________, 2004 (the "Effective Date"), by and between Fidelity National Financial, Inc., a Delaware corporation ("FNF" or "RECEIVING PARTY"), and Fidelity National Information Services, Inc., a Delaware corporation ("FNIS" or "PROVIDING PARTY"). FNF and FNIS shall be referred to together in this Agreement as the "Parties" and individually as a "Party."

                                    RECITALS

      WHEREAS, the Board of Directors of FNF has determined that it is in the best interests of FNF and its stockholders to separate the Transferred Business from FNF, pursuant to the terms and subject to the conditions set forth in the Master Agreement by and between FNF and FNIS dated as of ____________, 2004 (the "Master Agreement");

      WHEREAS, in connection with the separation of the Transferred Business (as such term is defined in the Master Agreement), FNF has contributed, has caused members of the FNF Group (as such term is defined in the Master Agreement) to contribute or otherwise has transferred certain assets and liabilities associated with the Transferred Business to FNIS and certain subsidiaries;

      WHEREAS, FNIS has offered and sold for its own account a limited number of shares of FNIS Common Stock pursuant to an initial public offering of such shares (the "IPO");

      WHEREAS, the Master Agreement anticipates certain Ancillary Agreements (as such term is defined in the Master Agreement) in connection with the IPO, including this Agreement; and

      WHEREAS, FNIS has the authority and power, or has caused members of the FIS Group (as such term is defined in the Master Agreement) to authorize and empower FNIS, to deliver the rights herein granted to FNF, and FNF has the authority and power, or has caused members of the FNF Group to authorize and empower FNF, to deliver the rights herein granted to FNIS.

      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                               TRANSITION SERVICES

      1.1 Transition Services. This Agreement sets forth the terms and conditions for the provision by PROVIDING PARTY to RECEIVING PARTY of various transition services and products, as described below and in Schedule 1.1(a) attached hereto (the Scheduled Services, the

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Omitted Services, the Resumed Services and Special Projects (as defined below), collectively, the "Transition Services").

            (a) PROVIDING PARTY, through its Subsidiaries and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING PARTY and its Subsidiaries all services set forth on Schedule 1.1(a) (the "Scheduled Services") on and after the Effective Date (with such services to be provided to the RECEIVING PARTY's Subsidiaries (as defined below) as they become Subsidiaries of RECEIVING PARTY, subject to the exception in clause (ii) of Section 1.2(a)). RECEIVING PARTY shall pay fees to PROVIDING PARTY for providing the Scheduled Services or causing the Scheduled Services to be provided as set forth in Schedule 1.1(a). "Subsidiary" shall mean, with respect to any Party, any corporation or other legal entity of which such Party controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.

            (b) PROVIDING PARTY, through its Subsidiaries and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING PARTY and its Subsidiaries all services that PROVIDING PARTY was performing for RECEIVING PARTY and its Subsidiaries as of the Effective Date that pertain to and are a part of Scheduled Services under Section 1.1(a) (with such services to be provided to the RECEIVING PARTY's Subsidiaries as they become Subsidiaries of RECEIVING PARTY, subject to the exception in clause (ii) of Section 1.2(a)), which are not expressly included in the list of Scheduled Services in Schedule 1.1(a), but are required to conduct the business of RECEIVING PARTY and its Subsidiaries (the "Omitted Services"), unless RECEIVING PARTY consents in writing to the termination of such services. Such Omitted Services shall be added to Schedule 1.1(a) and thereby become Scheduled Services, as soon as reasonably practicable after the Effective Date upon agreement by the Parties. In the event that RECEIVING PARTY or its Subsidiaries had been allocated charges or otherwise paid PROVIDING PARTY or its Subsidiaries for such Omitted Services immediately prior to the Effective Date, RECEIVING PARTY shall pay to PROVIDING PARTY for providing the Omitted Services or causing the Omitted Services to be provided hereunder fees equal to the actual fees paid for such Omitted Services immediately preceding the Effective Date plus an additional twenty percent (20%) thereof; provided, that payment of such fees by the RECEIVING PARTY for the Omitted Services provided hereunder shall be retroactive to the first day of the calendar quarter in which either Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any Omitted Services provided hereunder by the PROVIDING PARTY or its Subsidiaries prior to the Effective Date. In the event that RECEIVING PARTY or its Subsidiaries had not been allocated charges or otherwise paid PROVIDING PARTY or its Subsidiaries for such Omitted Services immediately prior to the Effective Date, the Parties' Team Leaders (as defined in Section 1.4) shall negotiate in good faith a fee to be based on the fair market value of such Omitted Services, which shall in no event be less than the Default Fee (as defined below); provided, that payment of such fees by the RECEIVING PARTY for the Omitted Services provided hereunder by the RECEIVING PARTY shall be retroactive to the first day of the calendar quarter in which either the Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any such Omitted Services provided hereunder by the PROVIDING PARTY or its Subsidiaries prior to the Effective Date. The "Default Fee" means a fee in the amount of one hundred twenty percent (120%) of the Fully

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Loaded Costs (as defined below). "Fully Loaded Costs" means an amount of one hundred fifty percent (150%) of the salary of each full-time employee, on an hourly basis, who provides the applicable Transition Service or Transition Assistance. In the event that the Default Fee is charged for any Omitted Service, PROVIDING PARTY shall have the right to terminate such service by providing thirty (30) days written notice of such termination.

            (c) At RECEIVING PARTY'S written request, PROVIDING PARTY, through its Subsidiaries and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide or cause to be provided to RECEIVING PARTY and its Subsidiaries any Scheduled Service that has been terminated at RECEIVING PARTY'S request pursuant to Section 2.2 (the "Resumed Services"); provided, that PROVIDING PARTY shall have no obligation to provide a Resumed Service if providing such Resumed Service will have a material adverse impact on the other Transition Services. Schedule 1.1(a) shall from time to time be amended to reflect the resumption of a Resumed Service and the Resumed Service shall be set forth thereon as a Scheduled Service.

            (d) At RECEIVING PARTY's written request, PROVIDING PARTY, through its Subsidiaries and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide additional or modified transition services that are not described in the Schedule 1.1(a) and that are neither Omitted Services nor Resumed Services ("Special Projects"). RECEIVING PARTY shall submit a written request to PROVIDING PARTY specifying the nature of the Special Project and requesting an estimate of the fees and costs applicable for such Special Project, based on fair market value, and the expected time frame for completion. PROVIDING PARTY shall respond promptly to such written request. Within a commercially reasonable time after receipt of RECEIVING PARTY'S written request, PROVIDING PARTY shall begin providing the Special Project; provided, that PROVIDING PARTY shall have no obligation to provide a Special Project where, in its reasonable discretion, it has determined that (i) it would not be feasible to provide such Special Project, giving reasonable priority to other demands on its resources and capacity both under this Agreement or otherwise or
(ii) it lacks the experience or qualifications to provide such Special Project. To the extent that no mutual agreement regarding fair market value of the Special Project can be reached by the Parties or their Team Leaders within ten
(10) days of receipt by RECEIVING PARTY of PROVIDING PARTY's response to such written request for such Special Project, RECEIVING PARTY shall provide such Special Project to PROVIDING PARTY for the Default Fee; provided, that the PROVIDING PARTY shall have no obligation to provide any Special Project for more than six (6) months following the receipt of such request by PROVIDING PARTY, unless otherwise agreed to by the Parties.

      1.2 Provision of Transition Services; Excused Performance. (a) To the extent commercially reasonable, the Parties will work together and begin the process of migrating the Transition Services from PROVIDING PARTY to RECEIVING PARTY, one or more of its Subsidiaries or a third party (at RECEIVING PARTY's direction) such that the completion of the migration of the Transition Services from PROVIDING PARTY to RECEIVING PARTY, one or more of its Subsidiaries or a third party, as the case may be, shall occur prior to the end of the Term. PROVIDING PARTY shall provide or cause to be provided each of the Transition Services through the expiration of the Term or for such shorter time as set forth in the Schedule 1.1(a), except (i) as automatically modified by earlier termination of a Transition Service by

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RECEIVING PARTY in accordance with this Agreement, (ii) to or for the benefit of any entity which ceases to be a Subsidiary of RECEIVING PARTY prior to the end of the Term or (iii) as otherwise agreed to by the Parties in writing.

            (b) All obligations of PROVIDING PARTY with respect to any one or more individual Transition Services or Transition Assistance under this Agreement shall be excused to the extent and only for so long as a failure by PROVIDING PARTY with respect thereto is directly attributable to and caused specifically by a failure by RECEIVING PARTY to meet any obligations (including any performance) or by a breach by FNF or any of its Subsidiaries under any other Ancillary Agreement and/or the Master Services Agreement by and between Fidelity Information Services, Inc. and FNF dated as of _____________, 2004 (the "Master Services Agreement").

      1.3 Third Party Vendors; Consents. (a) PROVIDING PARTY shall use its commercially reasonable efforts to keep and maintain in effect its relationships with its vendors that are integral to the provision of the Transition Services. PROVIDING PARTY shall use commercially reasonable efforts to procure any waivers, permits, consents or sublicenses required by third party licensors, vendors or service providers under existing agreements with such third parties in order to provide any Transition Services hereunder ("Third Party Consents"). In the event that PROVIDING PARTY is unable to procure such Third Party Consents on commercially reasonable terms, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another vendor. If, after the Effective Date, any one or more vendors (i) terminates its contractual relationship with PROVIDING PARTY or ceases to provide the products or services associated with the Transition Services or (ii) notifies PROVIDING PARTY of its desire or plan to terminate its contractual relationship with PROVIDING PARTY or ceases providing the products or services associated with the Transition Services, then, in either case, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another vendor so that RECEIVING PARTY may continue to receive similar products and services.

            (b) Except as otherwise set forth on Schedule 1.3(b), PROVIDING PARTY shall not be required to transfer or assign to RECEIVING PARTY any third party software licenses or any hardware owned by PROVIDING PARTY or its Subsidiaries in connection with the provision of the Transition Services or at the conclusion of the Term.

      1.4 Appointment of Teams. Each Party shall designate a team of persons, which collectively have practical knowledge and expertise in each area of the operations of the business that relate to Transition Services, and that are authorized to make decisions with respect to the Transition Services (the "Transition Team"). Each Party shall designate a member of the Transition Team as team leader (the "Team Leader") who shall have the primary responsibility and authority for making team task assignments, assessing, monitoring and reporting the progress related to the Transition Services and making initial efforts at resolving any disputes prior to implementation of the procedures in Section 1.6, including those between the respective Transition Teams, concerning the fees for and standards of performance of the Transition Services or concerning delays in performance of the Transition Services. The initial members of the Transition Teams and each Party's designated Team Leader shall be identified, along with each person's title, areas of expertise and relevant telephone, fax and email information, in

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writing, and submitted to the other Party upon signing of the Agreement. Either
Party may appoint replacement Transition Team members upon written notice to the other Party.

      1.5 Transition Team Meetings. The Transition Teams shall convene meetings, at least on a weekly basis, or on such other mutually agreed upon periodic basis as required. It is the expectation of the Parties that the Transition Team members shall communicate directly with one another and work together directly with one another to ensure that all Transition Services are completed on a timely and complete basis. The Team Leaders shall meet, at least weekly, or on such other periodic basis as mutually agreed upon to discuss the status of the Transition Services, as well as to answer questions, gather and exchange information and, in accordance with Section 1.6, attempt to resolve Disputes (as defined below) that may occur from time to time. These meetings may be face-to-face, video or telephonic. Each Party shall bear its own costs of attending Transition Team meetings. In the event that a Transition Team member or Team Leader shall be unavailable to work on Transition Services for more than five business days, then the applicable Party shall appoint a temporary or permanent replacement and shall so notify the other Party in writing.

      1.6 Dispute Resolution. (a) Amicable Resolution. PROVIDING PARTY and RECEIVING PARTY mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a "Dispute") between PROVIDING PARTY and RECEIVING PARTY in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the Team Leaders. The Team Leaders will make a good faith effort to promptly resolve all Disputes referred to them. If the Team Leaders do not agree to a resolution of a Dispute within fifteen (15) days after the reference of the matter to them, each Team Leader will refer such matter to the President of the division implicated by the matter for each of PROVIDING PARTY and RECEIVING PARTY, which Presidents will have fifteen (15) days to resolve such Dispute. If the Presidents of the relevant divisions for each of PROVIDING PARTY and RECEIVING PARTY do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such Presidents will refer such matter to the President of each of PROVIDING PARTY and RECEIVING PARTY for final resolution. Notwithstanding anything to the contrary in this Section 1.6, any amendment to the terms of this Agreement may only be effected in accordance with Section 11.10.

            (b) Mediation. In the event any Dispute cannot be resolved in a friendly manner as set forth in Section 1.6(a), the Parties intend that such Dispute be resolved by mediation. If the Parties are unable to resolve the Dispute as contemplated by Section 1.6(a), either PROVIDING PARTY or RECEIVING PARTY may demand mediation of the Dispute by written notice to the other in which case the two Parties will select a single mediator within ten (10) days after the demand. Neither Party may unreasonably withhold consent to the selection of the mediator. Each of PROVIDING PARTY and RECEIVING PARTY will bear its own costs of mediation but both Parties will share the costs of the mediator equally.

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            (c) Arbitration. In the event that the Dispute is not resolved in a friendly manner as set forth in Section 1.6(a) or through mediation pursuant to
Section 1.6(b), the latter within thirty (30) days of the submission of the Dispute to mediation, either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 1.6(c). All Disputes submitted to arbitration pursuant to this Section 1.6(c) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly. Expedited rules shall apply regardless of the amount at issue. Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida. All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the Arbitrators). The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by PROVIDING PARTY and RECEIVING PARTY. If PROVIDING PARTY and RECEIVING PARTY fail to agree on an arbitrator thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of any Party to the dispute or difference, appoint the arbitrator. Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by any Party to the Dispute in any court having jurisdiction over the subject matter or over any of the Parties. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Party incurring such costs. The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

            (d) Non-Exclusive Remedy. Nothing in this Section 1.6 will prevent either PROVIDING PARTY or RECEIVING PARTY from immediately seeking injunctive or interim relief in the event (A) of any actual or threatened breach of any of the provisions of Article VIII or (B) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property. All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.6. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 1.6(a), Section 1.6(b) and 1.6(c), above.

            (e) Commencement of Dispute Resolution Procedure. Notwithstanding anything to the contrary in this Agreement, PROVIDING PARTY and RECEIVING PARTY, but none of their respective Subsidiaries, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to Article X, this
Section 1.6 or otherwise, and each Party will cause its respective affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 1.6(e).

            (f) Compensation. RECEIVING PARTY shall continue to make all payments due and owing under Article III for Transition Services not the subject of a Dispute and shall not off-set such fees by the amount of fees for Transition Services that are the subject of the Dispute.

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      1.7 Standard of Services. (a) PROVIDING PARTY shall perform the Transition
Services for RECEIVING PARTY in a professional and competent manner, using at least standards of performance consistent with its performance of such services for itself.

            (b) During the Term, PROVIDING PARTY shall maintain a disaster recovery program for the Transition Services substantially consistent with the disaster recovery program in place for such Transition Services as of the Effective Date. For the avoidance of doubt, the disaster recovery program maintained by PROVIDING PARTY will not include a business continuity program.

            (c) If RECEIVING PARTY provides PROVIDING PARTY with written notice ("Shortfall Notice") of the occurrence of any Significant Service Shortfall (as defined below), as determined by RECEIVING PARTY in good faith, PROVIDING PARTY shall rectify such Significant Service Shortfall as soon as reasonably possible. For purposes of this Section 1.7(c), a "Significant Service Shortfall" shall be deemed to have occurred if the timing or quality of performance of Transition Services provided by PROVIDING PARTY hereunder falls below the standard required by Section 1.7(a) hereof; provided, that PROVIDING PARTY's obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Article V.

      1.8 Response Time. PROVIDING PARTY shall respond to and resolve any problems in connection with the Transition Services for RECEIVING PARTY within a commercially reasonable period of time, using at least response and proposed resolution times consistent with its response and resolution of such problems for itself.

      1.9 Ownership of Materials; Results and Proceeds. All data and information submitted to PROVIDING PARTY by RECEIVING PARTY, in connection with the Transition Services or the Transition Assistance (as defined in Section 2.3) (the "RECEIVING PARTY Data"), and all results and proceeds of the Transition Services and the Transition Assistance with regard to such RECEIVING PARTY Data, is and will remain, as between the Parties, the property of the RECEIVING PARTY. The PROVIDING PARTY shall not and shall not permit its Subsidiaries to use the RECEIVING PARTY Data for any purpose other than to provide the Transition Services or Transition Assistance.

                                   ARTICLE II
                         TERM AND TRANSITION ASSISTANCE

      2.1 Term. The term (the "Term") of this Agreement shall commence as of the date hereof and shall continue until expiration of all time periods specified in
Schedule 1.1(a) for each individual Transition Service or as agreed by the Parties with respect to Special Projects; provided, however, that in no event shall the Term for any Transition Service or Transition Assistance (a) expire later than the second anniversary of the Effective Date or (b) continue, with respect to any entity which ceases to be a Subsidiary of RECEIVING PARTY prior to the end of the Term, from and after the date that such entity ceases to be a Subsidiary of RECEIVING PARTY.

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      2.2 Termination. (a) If RECEIVING PARTY is not able to complete its transition of the Transition Services by the contemplated termination date set forth on Schedule 1.1(a) or, with respect to Special Projects, agreed upon by the Parties (so long as such contemplated termination date precedes the date which is thirty (30) days before the second anniversary of the Effective Date), then upon written notice at least thirty (30) days prior to the contemplated termination date, RECEIVING PARTY shall have the right to request and cause PROVIDING PARTY to provide up to thirty (30) days of additional Transition Services to RECEIVING PARTY; provided, that RECEIVING PARTY shall pay for all such additional Transition Services.

            (b) If RECEIVING PARTY wishes to terminate a Transition Service other than in connection with IT infrastructure and data processing services on a date that is earlier than the contemplated termination date set forth on
Schedule 1.1(a), or with respect to Special Projects, the termination date agreed upon by the Parties, RECEIVING PARTY shall provide written notice to PROVIDING PARTY of a proposed termination date for such Transition Service, at least ninety (90) days prior to such proposed termination date. Upon receipt of such notice, PROVIDING PARTY shall promptly provide notice to RECEIVING PARTY in the event that the PROVIDING PARTY believes in good faith that, notwithstanding the PROVIDING PARTY using its commercially reasonable efforts the requested termination will have an adverse impact on other Transition Services and the scope of such adverse impact. In such event, the Parties will resolve the dispute in accordance with Section 1.6. If PROVIDING PARTY approves the proposed earlier termination date for a particular Transition Service, then (i) Schedule 1.1(a) shall be deemed amended on the proposed termination date to delete such Transition Service or (ii) with respect to Special Projects, the agreement of the Parties for the termination of such Special Projects shall be deemed amended on the proposed termination date to terminate such Special Project and, for both
(i) and (ii), this Agreement shall be of no further force and effect with respect to such Transition Service, except as to obligations accrued prior to the date of discontinuation of such Transition Service.

            (c) If RECEIVING PARTY wishes to terminate a Transition Service in connection with IT infrastructure and data processing services on a date that is earlier than the contemplated termination date set forth on Schedule 1.1(a), RECEIVING PARTY shall provide written notice to PROVIDING PARTY of a proposed termination date for such Transition Service, at least one hundred eighty (180) days prior to such proposed termination date. Upon receipt of such notice, PROVIDING PARTY shall promptly provide notice to RECEIVING PARTY in the event that the PROVIDING PARTY believes in good faith that, notwithstanding the PROVIDING PARTY using its commercially reasonable efforts the requested termination will have an adverse impact on other Transition Services and the scope of such adverse impact. In such event, the Parties will resolve the dispute in accordance with Section 1.6. If PROVIDING PARTY approves the proposed earlier termination date for a particular Transition Service, then Schedule 1.1(a) shall be deemed amended on the proposed termination date to delete such Transition Service and this Agreement shall be of no further force and effect with respect to such Transition Service, except as to obligations accrued prior to the date of discontinuation of such Transition Service.

            (d) If all Transition Services shall have been terminated under this
Section 2.2 prior to the second anniversary of the Effective Date, then either Party shall have the right to

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terminate this Agreement by giving written notice to the other Party, which termination shall be effective upon delivery as provided in Section 6.1.

      2.3 Transition Assistance. In preparation for the discontinuation of any Transition Service provided under this Agreement, PROVIDING PARTY shall, consistent with its obligations to provide Transition Services hereunder and with the cooperation and assistance of RECEIVING PARTY, use commercially reasonable efforts to provide such knowledge transfer services and to take such steps as are reasonably required in order to facilitate a smooth and efficient transition and/or migration of records to the RECEIVING PARTY or its Subsidiaries (or at RECEIVING PARTY's direction, to a third party) and responsibilities so as to minimize any disruption of services ("Transition Assistance"). RECEIVING PARTY shall cooperate with PROVIDING PARTY to allow PROVIDING PARTY to complete the Transition Assistance as early as is commercially reasonable to do so. Fees for Transition Assistance shall be determined in the same way as fees are determined for Special Projects as set forth in Section 1.1(e).

      2.4 Return of Materials. As a Transition Service or any related Transition Assistance is terminated, each Party will return all materials and property owned by the other Party, including, without limitation, all RECEIVING PARTY Data, if any, and materials and property of a proprietary nature involving a Party or its Subsidiaries relevant to the provision or receipt of that Transition Service or Transition Assistance and no longer needed regarding the performance of other Transition Services or other Transition Assistance under this Agreement, and will do so (and will cause its Subsidiaries to do so) within thirty (30) days after the applicable termination. Upon the end of the Term, each Party will return all material and property of a proprietary nature involving the other Party or its Subsidiaries, in its possession or control (or the possession or control of an affiliate) within thirty (30) days after the end of the Term. In addition, upon RECEIVING PARTY's request, PROVIDING PARTY agrees to provide to RECEIVING PARTY copies of RECEIVING PARTY's Data, files and records on magnetic media, or such other media as the Parties shall agree upon, to the extent practicable. PROVIDING PARTY may retain archival copies of RECEIVING PARTY's Data, files and records.

                                  ARTICLE III
              COMPENSATION AND PAYMENT ARRANGEMENTS FOR TRANSITION
                         SERVICES AND TRANSITION MARKS

      3.1 Compensation for Transition Services. In accordance with the payment terms described in Section 3.2 below, RECEIVING PARTY agrees to pay PROVIDING PARTY all fees as provided in Sections 1.1 and 2.3 plus any and all Out-of-Pocket Costs (as defined below) incurred by PROVIDING PARTY. "Out-of-Pocket Costs" means any fees, costs or other expenses paid by the PROVIDING PARTY to unaffiliated third parties other than, if applicable, overhead, compensation paid by such Party or its Subsidiaries to their respective employees, employee benefits, depreciation, taxes, insurance, rent, repairs and maintenance, supplies, utilities, administrative expenses, office supply expenses, facility and utility expenses and intercompany allocated expenses.

      3.2 Payment Terms. The RECEIVING PARTY shall pay by electronic funds transfer or other method satisfactory to PROVIDING PARTY and RECEIVING PARTY, in full, the monthly amount invoiced pursuant to Section 3.1 within thirty (30) days after the date the

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PROVIDING PARTY's monthly invoice was received. The set up fees, if applicable, are a one-time charge, which PROVIDING PARTY shall also invoice to RECEIVING PARTY. The format of such invoice shall include, without limitation, the applicable Transition Service, the bill period, applicable rates units, and such other information as RECEIVING PARTY may reasonably request. Any amount not received by the payment due date shall be subject to a late payment charge equal to the balance overdue times the "prime" rate per annum, as announced in the most recent edition of the Wall Street Journal, plus five percent (5%), calculated with respect to the number of calendar days from the payment due date up to and including the date payment is actually made. Should RECEIVING PARTY dispute any portion of the amount due on any invoice or require any adjustment to an invoiced amount, RECEIVING PARTY shall notify PROVIDING PARTY in writing of the nature and basis of the dispute and/or adjustment as soon as reasonably possible using, if necessary, the dispute resolution procedures set forth in
Section 1.6. The Parties shall use their reasonable best efforts to resolve the dispute prior to the payment due date.

      3.3 Audit Rights. Upon reasonable advance notice from RECEIVING PARTY, PROVIDING PARTY shall permit RECEIVING PARTY to perform annual audits of PROVIDING PARTY's records only with respect to fees and Out-of-Pocket Costs invoiced pursuant to Section 3.2. Such audits shall be conducted during PROVIDING PARTY's regular office hours and without disruption to PROVIDING PARTY's business operations and shall be performed at RECEIVING PARTY's sole expense.

                                   ARTICLE IV
                             LIMITATION OF LIABILITY

      4.1 THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT, AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY RECEIVING PARTY TO PROVIDING PARTY DURING THE PERIOD OF THE BREACH, BUT IN ANY EVENT NOT TO EXCEED A PERIOD OF ONE (1) YEAR, FOR THE PARTICULAR TRANSITION SERVICE AFFECTED BY SUCH BREACH UNDER THIS AGREEMENT; PROVIDED, THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY'S (i) GROSS NEGLIGENCE, (ii) WILLFUL MISCONDUCT, (iii) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION (iv) VIOLATIONS OF LAW OR (v) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON OR ENTITY WHO IS NOT A PARTY HERETO OR THE SUBSIDIARY OF A PARTY HERETO.

      4.2 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER ARTICLE X IS REQUIRED TO PAY ANY SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON OR ENTITY WHO IS NOT A PARTY OR A SUBSIDIARY OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH

DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS ARTICLE IV.

                                   ARTICLE V
                                  FORCE MAJEURE

      Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

                                   ARTICLE VI
                               NOTICES AND DEMANDS

      6.1 Notices. Except as otherwise provided under this Agreement (including
Schedule 1.1(a)), all notices, demands or requests which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next business day if sent by overnight courier, or on the date of the third business day after deposit, postage prepaid, in the United States Mail via Certified Mail return receipt requested, and addressed as set forth below:

      If to RECEIVING PARTY, to:

              Fidelity National Financial, Inc.
              601 Riverside Avenue
              Jacksonville, Florida  32204
              Attention: General Counsel

      If to PROVIDING PARTY, to:

              Fidelity National Information Services, Inc.
              601 Riverside Avenue
              Jacksonville, Florida  32204
              Attention: General Counsel

      6.2 Change of Address. The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to
Section 6.1 and this Section 6.2.

                                  ARTICLE VII
                                    REMEDIES

      7.1 Remedies Upon Material Breach. In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice, and:

            (a) If such breach is for RECEIVING PARTY's non-payment of an amount that is not in dispute, the defaulting Party shall cure the breach within 15 calendar days of such notice. If the defaulting Party does not cure such breach by such date, then the defaulting Party shall pay the non-defaulting Party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to four percent (4%) per annum above the "prime rate" as announced in the most recent edition of the Wall Street Journal. The Parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

            (b) If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within 30 calendar days of the date of such notice. If the defaulting Party does not cure such breach within such period, then the defaulting Party shall pay the non-defaulting Party all of the non-defaulting Party's actual damages, subject to Article IV above.

      7.2 Survival Upon Expiration or Termination. The provisions of Section 1.6 (Dispute Resolution), Section 2.4 (Return of Materials), Article IV (Limitation of Liability), Article VI (Notices and Demands), this Section 7.2, Article VIII (Confidentiality), Article X (Indemnification) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

                                  ARTICLE VIII
                                 CONFIDENTIALITY

      8.1 Confidential Information. Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information; provided, that such Confidential Information shall be protected in at least a reasonable manner. For purposes of this Agreement, "Confidential Information" includes all confidential or proprietary information and documentation of either Party, including the terms of this Agreement, including with respect to each Party, all of its software, data, financial information all reports, exhibits and other documentation prepared by any of its Subsidiaries or affiliates. Each Party shall use the Confidential Information of the other Party only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, subcontractors, or agents having a "need to know" with respect to such purpose. Each Party shall advise its respective employees, subcontractors, and agents of such Party's obligations under this Agreement. The obligations in this Section 8.1 will not restrict disclosure by a Party pursuant to applicable law, or by order or request of any court or government agency; provided, that prior to such disclosure the receiving Party shall (a) immediately give notice to the disclosing Party, (b) cooperate with the disclosing Party in challenging the right to such access and
(c) only provide such information as is required by law, such order or a final, non-appealable ruling of a court of proper jurisdiction. Confidential Information of a Party will not be afforded the protection of this Article VIII if such Confidential Information was (A) developed by the other Party independently as shown by its written business records regularly kept, (B) rightfully obtained by the other Party without restriction from a third party, (C) publicly available other than through the fault or negligence of the other Party or (D) released by the disclosing Party without restriction to anyone.

      8.2 Work Product Privilege. RECEIVING PARTY represents and PROVIDING PARTY acknowledges that, in the course of providing Transition Services pursuant to this Agreement, PROVIDING PARTY may have access to (a) documents, data, databases or communications that are subject to attorney client privilege and/or
(b) privileged work product prepared by or on behalf of the affiliates of RECEIVING PARTY in anticipation of litigation with third parties (collectively, the "Privileged Work Product") and RECEIVING PARTY represents and PROVIDING PARTY understands that all Privileged Work Product is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. RECEIVING PARTY represents and PROVIDING PARTY understands the importance of maintaining the strict confidentiality of the Privileged Work Product to protect the attorney client privilege, work product doctrine and other privileges and rights associated with such Privileged Work Product pursuant to such Rule 26 and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement. After PROVIDING PARTY is notified or otherwise becomes aware that documents, data, database, or communications are Privileged Work Product, only PROVIDING PARTY personnel for whom such access is necessary for the purposes of providing Services to RECEIVING PARTY as provided in this Agreement shall have access to such Privileged Work Product. Should PROVIDING PARTY ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, PROVIDING PARTY shall (A) immediately give notice to RECEIVING PARTY, (B) cooperate with RECEIVING PARTY in challenging the right to such access and (C) only provide such information as is required by a final, non-appealable ruling of a court of proper jurisdiction. RECEIVING PARTY shall pay all of the cost incurred by PROVIDING PARTY in complying with the immediately preceding sentence. RECEIVING PARTY has the right and duty to represent PROVIDING PARTY in such resistance or to select and compensate counsel to so represent PROVIDING PARTY or to reimburse PROVIDING PARTY for reasonable attorneys' fees and expenses as such fees and expenses are incurred in resisting such access. If PROVIDING PARTY is ultimately required, pursuant to an order of a court of competent jurisdiction, to produce documents, disclose data, or otherwise act in contravention of the confidentiality obligations imposed in this Article VIII, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of Privileged Work Product, PROVIDING PARTY is not liable for breach of such obligation to the extent such liability does not result from failure of PROVIDING PARTY to abide by the terms of this Article
VIII. All Privileged Work Product is the property of RECEIVING PARTY and will be deemed Confidential Information, except as specifically authorized in this Agreement or as shall be required by law.

      8.3 Unauthorized Acts. Each Party shall (a) notify the other Party promptly of any unauthorized possession, use, or knowledge of any Confidential Information by any person which shall become known to it, any attempt by any person to gain possession of Confidential Information without authorization or any attempt to use or acquire knowledge of any

Confidential Information without authorization (collectively, "Unauthorized Access"),(b) promptly furnish to the other Party full details of the Unauthorized Access and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and
(d) promptly prevent a reoccurrence of any such Unauthorized Access.

      8.4 Publicity. Except as required by law or national stock exchange rule or as allowed by any Ancillary Agreement, neither Party shall issue any press release, distribute any advertising, or make any public announcement or disclosure (a) identifying the other Party by name, trademark or otherwise or
(b) concerning this Agreement without the other Party's prior written consent. Notwithstanding the foregoing sentence, in the event either Party is required to issue a press release relating to this Agreement or any of the transactions contemplated by this Agreement, or by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Party shall (A) give notice and a copy of the proposed press release to the other Party as far in advance as reasonably possible, but in any event not less than five (5) days prior to publication of such press release and (B) make any changes to such press release reasonably requested by the other Party. In addition, RECEIVING PARTY may communicate the existence of the business relationship contemplated by the terms of this Agreement internally within PROVIDING PARTY's organization and orally and in writing communicate PROVIDING PARTY's identity as a reference with potential and existing customers.

      8.5 Data Privacy. (a) Where, in connection with this Agreement, PROVIDING PARTY processes or stores information about a living individual that is held in automatically processable form (for example in a computerized database) or in a structured manual filing system ("personal data"), on behalf of any Subsidiaries of RECEIVING PARTY or their clients, then PROVIDING PARTY shall implement appropriate measures to protect those personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access.

            (b) RECEIVING PARTY may instruct PROVIDING PARTY, where PROVIDING PARTY processes personal data on behalf of Subsidiaries of RECEIVING PARTY, to take such steps to preserve data privacy in the processing of those personal data as are reasonably necessary for the performance of this Agreement.

            (c) Subsidiaries of RECEIVING PARTY may, in connection with this Agreement, collect personal data in relation to PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers involved in providing Transition Services hereunder. Such data may be collected from PROVIDING PARTY, its employees, its directors, its officers, or from other (for example, published) sources; and some limited personal data may be collected indirectly at RECEIVING PARTY's (or Subsidiaries of RECEIVING PARTY's) locations from monitoring devices or by other means (e.g., telephone logs, closed circuit TV and door entry systems). Nothing in this Section 8.5(c) obligates PROVIDING PARTY or PROVIDING PARTY's employees, directors or other officers to provide personal data requested by RECEIVING PARTY. The Subsidiaries of RECEIVING PARTY may use and disclose any such data disclosed by PROVIDING PARTY solely for purposes connected with this Agreement and for the relevant purposes specified in the data privacy policy of the Subsidiary of

RECEIVING PARTY (a copy of which is available on request.) RECEIVING PARTY will maintain the same level of protection for personal data collected from PROVIDING PARTY (and PROVIDING PARTY's employees, directors and officers, as appropriate) as RECEIVING PARTY maintains with its own personal data, and will implement appropriate administrative, physical and technical measures to protect the personal data collected from PROVIDING PARTY and PROVIDING PARTY's employees, directors and other officers against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access.

                                   ARTICLE IX
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, PROVIDING PARTY HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS. ALL OTHER REPRESENTATIONS, WARRANTIES, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS ARE HEREBY DISCLAIMED BY RECEIVING PARTY.

                                   ARTICLE X
                                 INDEMNIFICATION

      10.1 Indemnification. (a) Subject to Article IV, RECEIVING PARTY will indemnify, defend and hold harmless PROVIDING PARTY, each Subsidiary of PROVIDING PARTY, each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys ("Representatives"), and each of their respective successors and assigns (collectively, the "PROVIDING PARTY Indemnified Parties") from and against any and all Damages (as defined below) incurred or suffered by the PROVIDING PARTY Indemnified Parties arising or resulting from the provision of Transition Services hereunder, which Damages shall be reduced by:

                  (i) Damages caused by PROVIDING PARTY'S negligence; or

                  (ii) Damages caused by a breach of this Agreement by PROVIDING PARTY.

"Damages" shall mean, subject to Article IV hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys' fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action).

            (b) Except as set forth in this Section 10.1(b), PROVIDING PARTY will have no liability to RECEIVING PARTY for or in connection with any of the Transition Services rendered hereunder or for any actions or omissions of PROVIDING PARTY in connection with the provision of any Transition Services hereunder. Subject to the provisions hereof and subject to Article IV, PROVIDING PARTY will indemnify, defend and hold harmless RECEIVING PARTY, each Subsidiary of RECEIVING PARTY, each of their respective past and present Representatives, and each of their respective successors and assigns (collectively, the "RECEIVING PARTY Indemnified Parties") from and against any and all Damages incurred or suffered by the RECEIVING PARTY Indemnified Parties arising or resulting from either of the following:

                  (i) any claim that PROVIDING PARTY's use of the software or other intellectual property used to provide the Transition Services or Transition Assistance, or any results and proceeds of such Transition Services or Transition Assistance, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by RECEIVING PARTY without PROVIDING PARTY's authorization or participation, or

                  (ii) PROVIDING PARTY'S gross negligence, willful misconduct, improper use or disclosure of customer information or violations of law;

provided, that in each of the cases described in subclauses (i) through (ii) above, the amount of Damages incurred or sustained by RECEIVING PARTY shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of RECEIVING PARTY in amounts equal to RECEIVING PARTY's equitable share of such Damages determined in accordance with its relative culpability for such Damages or the relative fault of RECEIVING PARTY or any of its Subsidiaries (or where FNF is a RECEIVING PARTY, any member of the FNF Group).

10.2 Indemnification Procedures.

            (a) Claim Notice. A Party that seeks indemnity under this Article X (an "Indemnified Party") will give written notice (a "Claim Notice") to the Party from whom indemnification is sought (an "Indemnifying Party"), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims. The Claim Notice must contain (i) a description and, if known, estimated amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages. No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure.

            (b) Response to Notice of Claim. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount and, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Indemnified Party; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in Section 1.6.

            (c) Contested Claims. In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the notice referenced in Section 10.2(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 1.6 hereof. Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

            (d) Third Party Claims.

                  (i) In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a person or entity who is not a Party hereto or a Subsidiary of a Party hereto of any claim or the commencement of any action (a "Third-Party Claim") with respect to which the Indemnifying Party may be obligated to provide indemnification under this
      Article X, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim. Such notification will be given within fifteen (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

                  (ii) The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense.

The Party controlling such defense (the "Controlling Party") will keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party will furnish the Controlling Party with such Information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

                  (iii) The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further Liability. The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

                                   ARTICLE XI
                                  MISCELLANEOUS

      11.1 Relationship of the Parties. The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor. It is expressly understood and agreed that RECEIVING PARTY and PROVIDING PARTY are not partners, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to the Transition Services. Neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

      11.2 Employees. (a) PROVIDING PARTY shall be solely responsible for payment of compensation to its employees and, as between the Parties, for its Subsidiaries' employees and for any injury to them in the course of their employment. PROVIDING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

            (b) RECEIVING PARTY shall be solely responsible for payment of compensation to its employees and, as between the Parties, for its Subsidiaries' employees and for any injury to them in the course of their employment. RECEIVING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

      11.3 Assignment. Neither Party may, in connection with a sale of an asset to which one or more of the Transition Services relate, assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement relating to such Transition Services without the prior written consent of the other Party. All obligations and duties of a Party under this Agreement shall be binding on all successors in interest and permitted assigns of such Party. Each Party may use its Subsidiaries or subcontractors to perform the Transition

Services; provided, that such use shall not relieve such assigning Party of liability for its responsibilities and obligations.

      11.4 Severability. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

      11.5 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and their affiliates and not for any other person. However, should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

      11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to such State's laws and principles regarding the conflict of laws. Subject to Section 1.6, if any Dispute arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

      11.7 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

      11.8 Construction. The headings and numbering of articles, sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

      11.9 Entire Agreement. This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof.

      11.10 Amendments and Waivers. The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement. No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed. No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

      11.11 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement. Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

      11.12 Taxes. All charges and fees to be paid to PROVIDING PARTY under this Agreement are exclusive of any applicable taxes required by law to be collected from the RECEIVING PARTY (including, without limitation, withholding, sales, use, excise, or services tax, which may be assessed on the provision of Transition Services). In the event that a withholding, sales, use, excise, or services tax is assessed on the provision of any of the Transition Services under this Agreement, RECEIVING PARTY will pay directly, reimburse or indemnify PROVIDING PARTY for such tax, plus any applicable interest and penalties. The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party.

      11.13 Changes in Law. PROVIDING PARTY's obligations to provide Transition Services hereunder are to provide such Transition Services in accordance with applicable laws as in effect on the date of this Agreement. Each Party reserves the right to take all actions in order to ensure that the Transition Services and Transition Assistance are provided in accordance with any applicable laws.

                           [Signature page to follow.]

      IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    RECEIVING PARTY:

                                    Fidelity National Financial, Inc.

                                    By:__________________

                                    Name:________________

                                    Title:_______________




                                    PROVIDING PARTY:


                                    Fidelity National Information Services, Inc.

                                    By:__________________

                                    Name:________________

                                    Title:_______________

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